EXHIBIT A
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         THIS EXHIBIT A, dated as of November 19, 2002 is Exhibit A to that certain Underwriting Agreement dated as of June 26, 2000 between PFPC Distributors, Inc. and Hillview Investment Trust II.


                                   PORTFOLIOS
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                               Hillview Alpha Fund

                        Hillview International Alpha Fund

                        Hillview/REMS Leveraged REIT Fund